SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 23, 2003

(Date of earliest event reported)

MK GOLD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-23042	82-0487047
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 East South Temple, Suite 2100

Salt Lake City, Utah 84111

(801) 297-6900

(Address of principal executive offices and telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On April 23, 2003, MK Gold Company (the “Company”) announced that it had exchanged all of its limited partnership units in Peru Exploration Venture LLLP (“Peru Exploration”) for a total of 4,821,905 common shares of Bear Creek Mining Corporation (“Bear Creek”), a publicly traded Canadian mineral exploration company, representing approximately 17.8% of the outstanding common shares of Bear Creek. The exchange was made in connection with the acquisition by Bear Creek (formerly EVEolution Ventures, Inc.) of all outstanding limited partnership interests in Peru Exploration and all outstanding shares of Peru Exploration’s general partner. The Company will record, in the second quarter, an after-tax gain based upon the fair value of the common shares received, currently estimated to be approximately $2 million. The press release announcing the exchange is filed with this report as Exhibit 99 and is incorporated into this report by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

99 Press release dated April 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MK GOLD COMPANY

/s/ John C. Farmer John C. Farmer Chief Financial Officer and Secretary

Date: April 28, 2003

INDEX TO EXHIBITS

Exhibits

99	Press release dated April 23, 2003.